Exhibit 99.1

Hilltop Holdings Inc. Earnings Presentation Q3 2019 November 2019

Preface 2 Additional Information Corporate Headquarters 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop-holdings.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our efforts to make strategic acquisitions, integration costs, our revenue, our liquidity and sources of funding, market trends, operations and business, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, anticipated yields, expected accretion of discount on loans, the collectability of loans, cybersecurity incidents, construction costs, and cost savings expected from initiatives implemented and planned, including core system upgrades and PrimeLending’s cost reduction efforts, and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses; (ii) changes in the interest rate environment; (iii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) effectiveness of our data security controls in the face of cyber attacks; (vii) severe catastrophic events in Texas and other areas of the southern United States; (viii) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (ix) cost and availability of capital; (x) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) changes in key management; (xii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiii) legal and regulatory proceedings; (xiv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; (xv) risks associated with merger and acquisition integration; and (xvi) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein

Investor Highlights – Q3 2019

Net Income	EPS – Diluted	ROAA	ROAE
$79.4MM	$0.86	2.26%	15.55%

Diversified Growth

- Average loans[1] grew by $450 million, or 7%, compared to third quarter of 2018 driven by growth in mortgage warehouse lending
- Mortgage loan origination volume for Q3 2019 increased $1.1 billion, or 31%, compared to prior year as market conditions for refinance activity improved
- Net revenues at HilltopSecurities increased by $26 million, or 28%, compared to the third quarter of 2018 driven by strong results in Structured Finance and Capital Markets coupled with ongoing improvement in Public Banking

Value Creation and Capital Optimization

- Hilltop paid $73.4 million to repurchase an aggregate of 3.4 million shares of common stock at an average price of $21.64 per share through September 30, 2019
- Book value per share[2] of $22.71, up 11% versus prior year, and tangible book value per share[3] of $19.14, up 13% versus the third quarter of 2018
- Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[4] of 12.67% and a Common Equity Tier 1 Capital Ratio of 16.15% at September 30, 2019

Managed Risk

- Year-to-date net charge-offs of $4 million. Non-performing loans were $36 million, or 0.38% of total loans at September 30, 2019, compared to $43 million, or 0.50%, at September 30, 2018
- Non-performing assets of $54 million, or 0.37%, of total assets at September 30, 2019, compared to $75 million, or 0.55%, of total assets at September 30, 2018

Notes:
(1) Loans reflect loans held for investment (HFI) excluding broker-dealer loans.
(2) Based on shares outstanding at period end.
(3) For a reconciliation of tangible book value per share to book value per share see management's explanation of Non-GAAP Financial Measures in Appendix.
(4) Based on the period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets

3 HilltopHoldings

4 Business Results – Pre-Tax Income vs. Prior Year ($ in millions) Business Drivers for1 2019 Note: The sum of the period amounts may not equal the total amounts due to rounding. Q 3 20 1 9 Q3 2019 • Banking pre-tax income of $52.7 million increased by 37% from prior year driven by lower noninterest expenses and growth in the loans HFI portfolio (primarily National Warehouse Lending ‘NWL’), partially offset by lower noninterest income due to a $2.6 million loss on the sale of certain securities and lower accretion. Q3 2018 noninterest expenses included $6.6 million of acquisition and integration costs related to BORO • Mortgage pre-tax income of $31.5 million driven by an increase in origination volume of $1.1B, coupled with a 5-basis point increase in gain- on-sale margins relative to Q3 2018. Expense efforts continue to positively impact results as non-variable compensation and benefits, and segment operating costs declined 4% compared to the third quarter of 2018, while loan origination volumes grew 31%. Results include $0.7 million of expenses related to core system improvements • Broker-Dealer pre-tax income increased by $17.1 million to $27.0 million compared to prior year third quarter. The increase was primarily driven by Structured Finance revenue of $33.7 million, an increase of $14.7 million, and growth in Capital Markets revenue of $8.1 million from prior year third quarter. Results include $1.4 million of expenses related to core system improvements compared to $1.o million in Q3 2018 • Insurance combined ratio for the third quarter 2019 was 83.2% compared to 93.5% during the third quarter 2018 as severe storm activity remained muted during the quarter and NLC realized the benefits of various strategic initiatives

5 Note: The sum of the period amounts may not equal the total amounts due to rounding. (1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses). (2) Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual. (3) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. (4) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. Hilltop Holdings – Financial Summary

6 Hilltop Holdings – Net Interest Income & Margin • Net interest income of $113.2 million increased $3 million, or 3%, from third quarter 2018 • Third quarter 2019 loan accretion equated to $7.9 million, a decline of $0.3 million versus prior year period • NIM decreased 4 basis points versus Q2 2019 and 3 basis points versus Q3 2018 • Total deposit costs remained stable versus Q2 2019 • Interest bearing deposit costs increased by 7 basis points versus the second quarter of 2019 as deposit rate reductions lagged Federal Reserve reductions • 31% of total deposits are non-interest bearing • Average earning asset growth driven by growth in PCB’s National Warehouse Lending and Loans HFS, both impacted by strong mortgage banking activity • Average loans HFS have increased by $37 million from Q3 2018 to $1.75B and increased by $448 million or 34% versus the second quarter of 2019 • Average loans HFS yielded 4.14% during the third quarter, a decline of 46 basis points from the second quarter Average Earning Assets and NIM1 Trends 2 Net Interest Income Highlights ($ in billions) Notes: (1) See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM

7 Hilltop Holdings – Noninterest Income • Noninterest income of $341.4 million increased by $71.7 million compared to the third quarter 2018 • $52 million increase in mortgage production income and fees driven by higher origination volumes of $1.1 billion, or 31%, and an increase in gain-on-sale margin of 5 basis points • Securities related fees and commissions higher versus the prior year due to increases in commissions on municipal bonds • Other income increased $19 million compared to prior year third quarter driven primarily by TBA volume increase of 29% and Fixed Income Capital Markets, both of which benefited from the decline in market rates during Q3 2019 Year-over-Year Noninterest Income ($MM) Noninterest Income & Fee Income Ratio Noninterest Income Highlights 1 Note: (1) Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. ($ in millions) Q3 2018 $269.7 Mortgage Production Income & Fees 51.6 Securities Related Fees & Commissions 2.7 Net Insurance Premiums Earned (1.5) Other Income 19.0 Q3 2019 $341.4

Hilltop Holdings – Noninterest Expenses

Noninterest Expenses and Efficiency Ratio[1]

($ in millions)



$335.7
$310.8
$309.1
$343.7
$350.1
88.3%
87.3%
85.5%
81.7%
77.0%
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Noninterest Expense
Efficiency Ratio

Selected Noninterest Expense Items ($ in millions)	Q3 2019
Core system improvements	$3.0
Total	**$3.0**

Year-over-Year Noninterest Expense ($MM)

Q3 2018	$335.7
Compensation and Benefits	29.6
Occupancy and Equipment	(1.8)
Professional Services	(3.6)
Insurance Loss and LAE	(4.0)
Other Expenses	(5.7)
Q3 2019	**$350.1**

Noninterest Expense Highlights

- Total compensation and benefits increased $30 million from prior year third quarter primarily driven by increased variable compensation at PrimeLending and Hilltop Securities, partially offset by lower headcount and severance related charges from BORO in Q3 2018
  - Variable compensation at PrimeLending and HilltopSecurities increased by $33.9 million
- Professional services decline driven by $2.5 million of lower legal expenses from third quarter 2018
- Lower Loss and LAE driven by lower significant storm activity
- Decrease in other expenses comprised primarily of lower software costs associated with legacy systems and lower business development expenses

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

8

HilltopHoldings

9 Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan Yield contains purchased loan portfolio. Total Loan Growth Ending Balance h5% vs. PY Average Balance h6% vs. PY Hilltop Holdings – Loans Annualized Loan HFI Yield1: Loan Growth excluding B/D Loans Ending Balance h7% vs. PY Average Balance h6% vs. PY Vs. Prior Quarter: (Ending balance, excludes B/D Loans) Ending Balance – Loans excluding B/D Ending Balance – B/D Loans Average Balance – Loans excluding B/D Average Balance – B/D Loans

10 Hilltop Holdings – Asset Quality Note: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent bank asset quality metrics only (excludes Loans HFS and Broker Dealer Margin Loans). Figures prior to Q4 2018 include both covered and non-covered loans.

0.87% 1 .01% 1 .19% 1 .25% 1 .26% 11 Vs. Prior Quarter: (Ending balances, total deposits) Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. Total Deposit Growth Ending Balance h5% vs. PY Average Balance h6% vs. PY Cost of Interest Bearing Deposits: Interest Bearing Deposit Growth Ending Balance h4% vs. PY Average Balance h6% vs. PY Ending Balance – Broker Dealer Sweep Deposits Ending Balance – Noninterest Bearing Deposits Ending Balance – Interest Bearing Deposits Average Balance Hilltop Holdings – Deposits

12 PlainsCapital Bank – Highlights Note: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. (2) See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM Q 3 20 1 9

13 PrimeLending – Highlights Note: The sum of the period amounts may not equal the total amounts due to rounding. (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. (2) Origination volume based on Mortgage Bankers Association forecast as of September 19, 2019. Q 3 20 1 9

14 HilltopSecurities – Highlights Note: The sum of the period amounts may not equal the total amounts due to rounding. Q 3 20 1 9

15 National Lloyds Corporation – Highlights Q 3 20 1 9 Note: The sum of the period amounts may not equal the total amounts due to rounding.

16 Hilltop Holdings – Full Year Outlook 20 1 9 Outlook (Previous) Outlook (Current) Q3’19 YTD Actuals Comments Loan Growth 4 – 6% 6 – 8% 8.4% Full year average HFI loan growth Deposit Growth 4 – 6% 4 – 6% 5.8% Full year average deposit growth Net Interest Income (3%) – 0% growth (3%) – 1% growth 3.6% Noninterest Income 6 – 9% growth 15 – 18% growth 15.6% Mortgage and TBA business driving growth Noninterest Expense 0 – 2% Growth 0% – 3% Growth 2.1% Higher variable compensation Provision Expense 5 – 15 bps 5 – 15 bps 0.01% Effective Tax Rate (GAAP) 22 – 24% 22 – 24% 22.4%

Appendix 17

18 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”) including taxable equivalent net interest margin and pre-purchase accounting taxable equivalent net interest margin. These measures are important to investors interested in changes from period to period in net interest margin. Taxable equivalent net interest margin is defined as taxable equivalent net interest income divided by average interest-earning assets. For companies, such as Hilltop, business combinations can result in purchase accounting adjustments (“PAA”). Pre-purchase accounting taxable equivalent net interest income is defined as taxable equivalent net interest income plus PAA divided by average interest earning assets. You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures. The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, “net interest margin”.

19 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures (Continued) Tangible Common Equity, is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders’ equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity. Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop’s tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.